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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             THE COASTAL CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                     74-1734212
         (State of incorporation                          (I.R.S. Employer
            or organization)                             Identification No.)

              Coastal Tower
           Nine Greenway Plaza
             Houston, Texas                                  77046-0995
(Address of principal executive offices)                     (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. X

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ____


Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange
       Title of each class                       on which each class
       to be so registered                       is to be registered
       -------------------                     -----------------------
     7.42% Senior Debentures                   New York Stock Exchange
      due February 15, 2037
     6.70% Senior Debentures
      due February 15, 2027

Securities to be registered pursuant to Section 12(g) of the Act:

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Item 1. Description of Registrant's Securities to be Registered.

     The Securities registered consist of (a) $200,000,000 principal amount of 7.42% Senior Debentures, due February 15, 2037, and (b) $200,000,000 principal amount of 6.70% Senior Debentures, due February 15, 2027, of the Registrant as described in the Prospectus dated September 23, 1996, as filed with the Securities and Exchange Commission on February 20, 1997, under the caption "Description of Debt Securities," on pages 3 through 14 thereof, which is incorporated herein by reference and further described in the Prospectus Supplement dated February 18, 1997, and filed with the Securities and Exchange Commission on February 20, 1997, under the caption "Description of Securities" on pages S-3 through S-4 thereof, which is incorporated herein by reference.

Item 2. Exhibits.

      I.1.a+ Prospectus dated September 23, 1996, filed with the Securities and Exchange Commission on February 20, 1997, and Prospectus Supplement dated February 18, 1997, filed with the Securities and Exchange Commission on February 20, 1997.

     I.1.b+ The Exhibits filed with Form S-3 Registration Statement No. 333-10995, filed with the Securities and Exchange Commission on August 28, 1996.

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+   Incorporated by reference.







                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                  THE COASTAL CORPORATION
                                                        (Registrant)


                                                     Austin M. O'Toole
Date: March 10, 1997                    By: -----------------------------------
                                                     Austin M. O'Toole
                                            Senior Vice President and Secretary